UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Gannett Co., Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 8, 2020

On April 28, 2020, Gannett Co., Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 8, 2020 at 8:00 a.m. Eastern Time. The following information supplements and relates to that proxy statement.

On June 1, 2020, the Company posted the following slide on its website describing the instrumental role played by director-nominees Kevin Sheehan and Theodore Janulis in driving recent improvements in the Company’s corporate governance and urging stockholders to vote “FOR” Mr. Sheehan, Mr. Janulis and the rest of the director-nominees. This information should be read in conjunction with the proxy statement.

 Gannett – Making Great Strides on Corporate Governance      13 Months Ago…  …Now     No female Directors  3 of 9 Directors are female  2.   No ethnic or racial diversity among Directors  3 of 9 Directors bring ethnic and racial diversity to the Board  3.  No Lead Director  Kevin Sheehan, an independent director, is our Lead Director  4.  2 Fortress employees on the Board  1 Fortress employee on the Board  5.   1 Director with attendance issues  This director has resigned   6.  Directors reelected by a plurality vote  At this year’s Annual Meeting, the Board is seeking your vote to adopt a majority standard for director elections  7.  Under Fortress management indefinitely   A Committee composed of Kevin Sheehan, Ted Janulis and Laurence Tarica negotiated a termination of the Fortress management agreement effective 12/31/2021. In addition, while the management agreement entitled Fortress to a cash termination payment, the Committee successfully negotiated for the payment to be made in GCI equity instead – enhancing Fortress’s alignment with stockholders  8.  CFO was employee of Fortress, rather than Gannett  CFO is now an employee of Gannett – a change negotiated by the Committee noted above. The Committee also obtained Fortress’s agreement to reimburse Gannett for CFO compensation  9.  Supermajority vote required to amend Charter and Bylaws  At this year’s Annual Meeting, the Board is seeking your vote to eliminate the supermajority voting requirement  10.  No disclosure on Environmental & Social Responsibility matters  Gannett has added these disclosures here: https://www.gannett.com/corporate-responsibility  Directors Kevin Sheehan and Theodore (Ted) Janulis have been instrumental in driving improvements to Gannett’s corporate governanceWe urge you to vote “FOR” Kevin Sheehan and Ted Janulis – and the rest of the Gannett Board – so they can continue their efforts on behalf of stockholders and other stakeholders